Exhibit 4.59

Date 26 April 2012

PARAGON SHIPPING INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

BANK OF SCOTLAND PLC.
as Agent, Mandated Lead Arranger, Underwriter and Security Trustee

- and -

BANK OF SCOTLAND PLC
as Swap Bank

_________________________________________

SUPPLEMENTAL AGREEMENT

__________________________________________

relating to a secured revolving credit facility
of (originally) up to US$89,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page

1	INTERPRETATION	5
2	AGREEMENT OF THE CREDITOR PARTIES	6
3	CONDITIONS PRECEDENT	6
4	REPRESENTATIONS AND WARRANTIES	7
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	7
6	FURTHER ASSURANCES	10
7	FEES AND EXPENSES	11
8	COMMUNICATIONS	11
9	SUPPLEMENTAL	11
10	LAW AND JURISDICTION	11

SCHEDULE I LENDERS AND CONTRIBUTIONS	12
SCHEDULE 2 REDUCTION OF LOAN	13
SCHEDULE 3 REDUCTION OF LOAN (TO BE USED IF THE FINAL MATURITY DATE IS EXTENDED IN ACCORDANCE WITH CLAUSE 4.8)	14
EXECUTION PAGES	15

THIS AGREEMENT is made on 2 C April 2012 BETWEEN

(1)	PARAGON SHIPPING INC. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	BANK OF SCOTLAND PLC., acting through its office at 11-13 Earl Grey Street, Edinburgh E143 9BN, Scotland as Agent;

(4)	BANK OF SCOTLAND PLC., acting through its office at 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland, as Security Trustee;

(5)	BANK OF SCOTLAND PLC., acting through its office at 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland, as Mandated Lead Arranger;

(6)	BANK OF SCOTLAND PLC., acting through its office at 11-13 Earl Grey Street, Edinburgh EH3 9BN, Scotland, as Underwriter; and

(7)	BANK OF SCOTLAND PLC., acting through its office at 33 Old Broad Street, London EC2N 1HZ as Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 4 December 2007 (as amended and supplemented by supplemental agreements dated respectively 20 May 2008, 13 March 2009, 12 June 2009 and 31 December 2010 and as further amended and restated by an amending and restating agreement dated 9 March 2010, the "Loan Agreement") and made between (1) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Mandated Lead Arranger, (vi) the Underwriter and (vii) the Swap Bank, the Lenders agreed to make available to the Borrower a secured revolving credit facility in an amount of (originally) up to US$89,000,000, of which an amount of US$54,000,000 is outstanding by way of principal on the date hereof.

(B)
By two letters each dated 17 November 2011 and 8 March 2012 (the "Letters") respectively, the Agent requested partial prepayment of the Loan in order to rectify the shortfall existing at the relevant time under the minimum security cover requirement pursuant to clause 15.1 of the Loan Agreement. In response to the first of these Letters the Borrower deposited with the Agent the total amount of $3,750,000 as additional security and on the date of this Agreement an amount of $2,650,000 is currently standing to the credit of the Retention Account (the "Additional Security Amount").

(C)	The Borrower has requested that the Lenders:

(i)	waive in its entirety the application of the minimum liquidity requirements set out in clause 12.4(1) of the Loan Agreement;

(ii)
waive the breaches of the financial covenant set out in clause 12.4(d) of the Loan Agreement and of the minimum security cover required to be maintained pursuant to clause 15.1 of the Loan Agreement as at 31 December 2011;

(iii)
waive the application of the financial covenant set out in clause 12.4(d) of the Loan Agreement during the period commencing on 31 December 2011 and ending on 30 June 2012 (inclusive) (the "Waiver Period");

(iv)	give their consent to an amendment to the financial covenant set out in clause 12.4(c) of the Loan Agreement so that the Leverage Ratio shall not exceed 70 per cent. until and including 30 June 2012;

(v)	give their consent to a reduction in the minimum liquidity to be maintained by the Group as required by Clause 12.4(e) of the Loan Agreement to the higher of $15,000,000 and 6 months' debt service;

(vi)	give their consent to an amendment to the minimum security cover requirement specified in clause 15.1 of the Loan Agreement; and

(vii)
agree to the extension of the Final Maturity Date until 9 July 2013 ("Additional Period") and to a reduction in the amount of the final (balloon) reduction of the Loan as outlined in Schedule 2 to this Agreement.

(D)	The Lenders' consent to the Borrower's requests referred to in Recital (C) above are subject to the following conditions:

(i)	the Borrower first making a prepayment of $9,900,000 against the Loan;

(ii)
the application of the Additional Security Amount and all amounts standing to the credit of the Earnings Accounts pursuant to and in compliance with the minimum liquidity provisions in clause 12.4(f) of the Loan Agreement (the "Minimum Liquidity Amount") towards the prepayment of the Loan referred to in Recital (D)(i) above;

(iii)	no dividends shall be declared and/or distributed by the Borrower throughout the Security Period;

(iv)	the Borrower paying to the Agent a non-refundable work fee in the amount set out in Clause 7 of this Agreement; and

(v)
the execution of an Approved Charter Assignment (as defined below) in favour of the Security Trustee in respect of each Approved Charter (as defined below) in relation to m.vs "CORAL SEAS" and "GOLDEN SEAS".

(E)
Without limiting the generality of Recital (D) above, the Lenders' consent to the Borrower's request referred to in Recital (C)(vii) is subject to (inter alia) the following additional conditions which shall apply on the first day of the Additional Period:

(i)	the reduction/repayment schedule applicable to the Loan being amended in the manner set out in Schedule 3 of this Agreement;

(ii)	the Margin being increased to 3.75 per cent. per annum;

(iii)	the Borrower paying to the Agent a non-refundable extension fee in the amount set out in Clause 5.1(p) of this Agreement; and

(iv)	the provision of evidence (in all respects in form and substance satisfactory to the Agent) that the Borrower is in full compliance with all covenants set out in the Loan Agreement.

(F)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1             INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2            Definitions. In this Agreement, unless the contrary intention appears:

   "Additional Finance Documents" means:

(a)	the Mortgage Addenda; and

(b)	the Approved Charter Assignments, and, in the singular, means any of them;

      "Approved Charter" means, in relation to:

(i)
"CORAL SEAS", a charterparty dated 19 December 2011 in respect of a time charter with Morgan Stanley Capital Group Inc. as charterer for a term of at least 23 (plus an option to extend at the charterer's option); and

(ii)
"GOLDEN SEAS", a charterparty dated 3 November 2011 in respect of a time charter with Manse] Ltd Bermuda as charterer for a term of at least 22 months (plus an option to extend at the charterer's option);

"Approved Charter Assignment" means, in relation to each Approved Charter, an assignment of the rights of the Owner who is a party to that Approved Charter executed or to be executed by that Owner in favour of the Security Trustee, in each case, in such form as the Lenders may approve or require and, in the plural, means both of them;

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied;

"Loan Agreement" means the loan agreement dated 4 December 2007 (as supplemented and amended by supplemental agreements dated respectively 20 May 2008, 13 March 2009, 12 June 2009 and 31 December 2010 and as amended and restated by an amending and restating agreement dated 9 March 2010) referred to in Recital (A); and

"Mortgage Addendum" means, in respect of each Mortgage, a third addendum thereto executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Agent may approve or require and, in the plural, means both of them.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2             AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement to:

(a)
waive the application of the minimum liquidity requirement set out in clause 12.4(1) of the Loan Agreement in its entirety and allow the Borrower to use the aggregate of the Minimum Liquidity Amount and the Additional Security Amount towards the prepayment of the Loan referred to in Clause 3.1(g);

(b)	waive the breaches of the financial covenant set out in clause 12.4(d) of the Loan Agreement and the security cover provisions set out in clause 15.1 of the Loan Agreement as at 31 December 2011;

(c)	waive the application of the financial covenant set out in clause 12.4(d) of the Loan Agreement during the Waiver Period;

(d)
amend the financial covenants set out in clauses 12.4(c) and 12.4(e) of the Loan Agreement and to the minimum security cover requirement specified in clause 15.1 of the Loan Agreement in the manner outlined in Clauses 5.1(k) and 5.1(o);

(e)	amend the manner of reduction of the Loan;

(f)	extend the Final Maturity Date by 7 months; and

(g)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraphs (a) to (1) above.

2.2
Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3             CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)
documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 4, Part A to the Loan Agreement in relation to the Borrower and each Owner in connection with their execution of this Agreement and the Additional Finance Documents, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by each of the Owners and the Approved Manager;

(c)
documentary evidence that each Mortgage Addendum has been duly recorded against the Ship to which that Mortgage Addendum relates as a valid addendum to the Mortgage on that Ship according to the laws of the Republic of Liberia;

(d)	an original of each Approved Charter Assignment (and any documents to be executed thereunder) duly executed by the parties thereto;

(e)
a copy of each Approved Charter (in a form and substance satisfactory to the Agent) and of all documents signed or issued by the relevant Owner or the charterer (or either of them) under or in connection with it, together with evidence of authorisation with respect to the execution thereof by the relevant Owner and charterer;

(f)
evidence that the Additional Security Amount and the Minimum Liquidity Amount held in the Retention Account and the Earnings Accounts respectively are being applied in prepayment of the Loan (and the Borrower hereby irrevocably and unconditionally authorises the Agent to make such application);

(g)	evidence that an amount of $9,900,000 (which shall include the aggregate of the Additional Security Amount and the Minimum Liquidity Amount) has been applied in prepayment of the Loan;

(h)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require;

(i)	evidence that the fee referred to in Clause 7 of this Agreement has been received in full by the Agent;

(i)
evidence that the provisions of clause 9.1(e) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date; and

(k)	any other document or evidence as the Agent may reasonable request in writing from the Borrower.

4             REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2
Repetition of Finance Document representations and warranties. The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5             AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding the definitions of "Additional Finance Documents", "Approved Charter", "Approved Charter Assignment" and "Mortgage Addendum" (as they appear in Clause 1.2) in clause 1.1 thereof;

(b)	by adding the following definitions in clause 1.1 thereof:

"Additional Period" has the meaning given in Clause 4.8; and

"Waiver Period" means the period commencing on 31 December 2011 and ending on 30 June 2012;";

(c)	by deleting the definition of the "Final Maturity Date" in clause 1.1 thereof in its entirety and replacing it with the following new definition:

"Final Maturity Date" means:

(a)	(other than in the circumstances referred to in paragraph (b)), 9 December 2012; and

(b)	in the event that the Lenders agree to extend the facility pursuant to Clause 4.8, 9 July 2013;";

(d)	by adding in the definition of "Finance Documents" in Clause 1.1 thereof the words " (o) the Approved Charter Assignments" and by re-designating the existing paragraph (o) as new paragraph (p):

(e)	by deleting the definition of "Margin" in Clause 1.1 thereof in its entirety and substituting the same with:

"Margin" means (subject to Clause 4.8):

(a)           2.25 per cent. per annum; and

(b)           at all times during the Additional Period, 3.75 per cent. per annum;";

(f)	by adding a new clause 4.8 thereof as follows:

"4.8 Extension of facility. If the Borrower provides evidence to the Agent by no later than 9 December 2012 (in all respects in form and substance satisfactory to the Lenders) that, as at 9 December 2012, there is no Event of Default and that it is in full compliance with all covenants and provisions of this Agreement, the Final Maturity Date shall be extended from 9 December 2012 to 9 July 2013 (the "Additional Period").

(g)            by deleting clause 5.14 thereof in its entirety;

(h)            by adding a "hanging paragraph" at the end of clause 8.1 thereof as follows:

"Provided that in the event the Final Maturity Date is extended pursuant to Clause 4.8, any references in this Clause 8 to Schedule 9 shall be construed as references to Schedule 10.";

(i)	by deleting the figure "90" in the first line of clause 11.6(b) thereof and replacing it with the figure "60";

(j)	by deleting clause 12.3(b) thereof in its entirety and substituting the same with the following new clause:

"(b)	declare or pay any dividend or effect any other form of distribution;";

(k)	by deleting clauses 12.4(c), (d) and (e) thereof in their entirety and substituting the same with the following new clauses:

"(c)	the Leverage Ratio shall not exceed:

(i)	70 per cent. at any time up to and including 30 June 2012; and

(ii)	60 per cent. at all other times thereafter;

(d)	the Group shall maintain a positive Working Capital at all times (other than during the Waiver Period) of not less than $1,000,000;

(e)	the Group shall maintain Liquid Assets of an amount not less than the greater of:

(i)
all amounts falling within the definition of "Financial Indebtedness" in Clause 1.1 in respect of the Borrower which will become due and payable by the Borrower during the following two consecutive financial quarters or which will accrue during such period; and

(ii)	$15,000,000;";

(l)	by deleting clause 12.4(f) thereof in its entirety;

(m)	all references in the final paragraph of clause 12.4 thereof to "paragraphs (e) and (f) of this Clause 12.4" shall be construed as references to "paragraph (e) of this Clause 12.4";

(n)
by deleting in the first paragraph which appears below clause 15.1(b) thereof the following words in the first and second lines "(less, in the circumstances referred to below in this Clause 15.1, amount standing to the credit of the Earnings Accounts)" and deleting in its entirety the whole of the second paragraph which appears below clause 15.1(b) thereof;

(o)	by deleting the table in clause 15.1(b) thereof in its entirety and substituting the same with the following new table:

Period	Percentage of Loan (%)
1 January 2012 to 31 March 2012	110
1 April 2012 to 30 June 2012	120
1 July 2012 to 30 September 2012	130
1 October 2012 to the Final Maturity Date	140

(p)           by adding a new paragraph (d) in clause 20.1 thereof as follows:

"(d)
if the Final Maturity Date in extended pursuant to Clause 4.8, by no later than the first day of the Additional Period, a non-refundable extension fee of $308,250 (representing 0.75 per cent. of the Loan) which shall be distributed by the Agent to the Lenders pro rata to their Contributions.";

(q)            by deleting from Schedule 6 thereof, paragraph (g) in its entirety;

(r)            by deleting Schedule 9 thereof in its entirety and replacing it with Schedule 2 of this Agreement;

(s)            by adding Schedule 3 of this Agreement as a new "Schedule 10" to the Loan Agreement;

(t)
the definition of, and all references in the Loan Agreement to, the expression "Finance Documents" shall be construed as if the same included references to this Agreement and the other Additional Finance Documents; and

(u)
the definition of, and all references in the Loan Agreement to, each of the Mortgages shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Mortgage Addendum.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)	by construing all references in the Loan Agreement and in the Finance Documents to a "Mortgage" as references to that Mortgage as amended and supplemented by the Mortgage Addendum applicable thereto;

(c)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement; and

(d)
the definition of, and references throughout each of the Finance Documents to, the expression "Finance Documents" shall be construed as if the same included references to this Agreement and the other Additional Finance Documents.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower's and each Security Party's obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)            implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7             FEES AND EXPENSES

7.1
Fees. The Borrower shall pay to the Agent for the account of the Lenders on the date of this Agreement, a non-refundable work fee of $30,000, which shall be distributed by the Agent equally to each of the Lenders.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8             COMMUNICATIONS

8.1
General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement, and any non-contractual obligations arising out of it, shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND CONTRIBUTIONS

Lender	Lending Office	Contribution (US Dollars)
Bank of Scotland plc,	11-13 Earl Grey Street Edinburgh EH3 9BN Scotland	35,976,331.36
Dexia Bank Belgium SA/NV	Pachecolaan 44 B-1000 Brussels Belgium	8,994,082.84
Natixis	68-76 Quai de la Rapee 75012 Paris France	35,029,585.80

SCHEDULE 2

REDUCTION OF LOAN

Reduction Date	Amount of Reduction ($)	Maximum Available Amount of Loan ($)
9 June 2012	1,000,000	43,100,000
9 September 2012	1,000,000	42,100,000
9 December 2012	1,000,000	41,100,000
9 December 2012	41,100,000	0

SCHEDULE 3

REDUCTION OF LOAN

(To be used if the Final Maturity Date is extended
in accordance with Clause 4.8)

Reduction Date	Amount of Reduction ($)	Maximum Available Amount of Loan ($)
9 December 2012	2,000,000	40,100,000
9 March 2013	2,000,000	38,100,000
9 July 2013	38,100,000	0

EXECUTION PAGES

THE BORROWER

SIGNED by Maria Stefanou and Anastassis Gabrielides	)
for and on behalf of	)	/s/ Maria Stefanou
PARAGON SHIPPING INC.	)
/s/ Anastassis Gabrielides

THE LENDERS

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
DEXIA BANK	)

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
NATIXIS	)

THE SWAP BANK

SIGNED by Alexia Maria Chatzimichali	)
For and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

AGENT

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

SECURITY TRUSTEE

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

MANDATED LEAD ARRANGER

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

UNDERWRITER

SIGNED by Alexia Maria Chatzimichali	)
for and on behalf of	)	/s/ Alexia Maria Chatzimichali
BANK OF SCOTLAND PLC.	)

Witness to all the	)
above signatures	)
)
Name: Dimitris Karamacheras		/s/ Dimitris Karamacheras
Address: WATSON, FARLEY & WILLIAMS
89 AKTI MIAOULI PIRAEUS 18538-GREECE

COUNTERSIGNED this day 26th of April 2012 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the Master Agreement.

/s/ Maria Stefanou Maria Stefanou for and on behalf of CANYON I NAVIGATION CORP.	/s/ Maria Stefanou Maria Stefanou for and on behalf of IMPERATOR I MARITIME COMPANY

/s/ Maria Stefanou Maria Stefanou for and on behalf of ALLSEAS MARINE SA